As Amended and Restated
                                                       Through January 14, 1999

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                     AMENDED AND RESTATED STOCK OPTION PLAN

         1. Purpose. This Amended and Restated Stock Option Plan (the "Plan") is intended as an employment incentive and to encourage stock ownership by certain key officers and employees of the Corporation and its Subsidiary Corporations, as that term is defined in Section 4 hereof (the "Subsidiaries"), so that they may increase their proprietary interest in the Corporation's success. In this way, the Corporation will be assisted in its efforts to attract and retain highly qualified management personnel. The Plan will provide a means whereby:
(i) such employees may purchase shares of the Common Stock (defined below) of the Corporation pursuant to options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and (ii) such employees may purchase shares of the Common Stock of the Corporation pursuant to "non-incentive" or "non-qualified" stock options.

         2. Administration. The Plan shall be administered, construed and interpreted by the Compensation Committee, as appointed by the Board of Directors of the Corporation (the "Committee"). The Committee shall consist of not less than three (3) nor more than five (5) members of the Board of Directors who are not officers of the Corporation. The Board of Directors may from time to time remove members from, or add members to, the Committee, and vacancies on the Committee, however caused, shall be filled by the Board of Directors. No member of the Committee shall be entitled to participate in the Plan. Subject to the provisions of the Plan and to the approval of the Board of Directors, the Committee shall determine:

                  (a) The employees to whom options shall be granted;

                  (b) The number of shares to be optioned to each employee;

                  (c) The price to be paid for the shares upon the exercise of each option;

                  (d) Whether such options shall be incentive stock options or non-qualified stock options; and

                  (e) All other matters deemed necessary or advisable for the administration of the Plan.

No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation. The Committee shall furnish the Board with copies of all decisions, orders and determinations made by the Committee.

         3. Eligibility.

                  (a) No person shall be eligible to participate in the Plan, or
         to  exercise  an  option  previously   granted  to  such  person,  who
         beneficially owns five percent (5%) or more of the total combined voting power or value of all classes of the outstanding stock of the Corporation or of any Subsidiary; and no person shall be eligible who has served on the Committee within the preceding year. The individuals who shall be eligible to participate in the Plan shall be such key salaried officers and employees of the Corporation, or of any present or future Subsidiary, as the Board of Directors of the Corporation shall determine from time to time. An Optionee may hold more than one
         (1) option, but on the terms and conditions herein set forth.

                  (b) No incentive stock option may be granted to any person who, at the time the incentive stock option is granted: (i) is not an employee of the Corporation or of a Subsidiary; or (ii) owns shares of the Corporation's outstanding Common Stock or such other stock as may hereafter be issued by the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (and of its Subsidiaries if applicable) (a "Ten-Percent Shareholder") unless the purchase price of such option is at least one hundred ten percent (110%) of the per share fair market value of the Common Stock on the date the option is granted and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.

         4. Subsidiary Corporation. The terms "Subsidiary Corporation", "Corporate Subsidiary", or "Subsidiary" as used in this Plan shall include only corporations within the meaning of the definition of "subsidiary corporation" provided in Section 425(f) of the Code, or any successor thereto of similar import.

         5. Stock. The stock subject to the options and other provisions of the Plan shall be shares of the Corporation's $.01 par value common stock which is authorized but unissued, or reacquired common stock (the "Common Stock"). Subject to adjustment in accordance with the provisions of Section 6(g) hereof, the total amount of Common Stock of the Corporation on which options may be granted to persons participating under the Plan shall not exceed in the aggregate One Million Four Hundred Forty-Eight Thousand Two Hundred (1,448,200) shares, and, subject to like adjustment, the total amount of Common Stock of the Corporation on which options may be granted to any one eligible employee under the Plan shall not exceed in the aggregate a number of shares equal to ten percent (10%) of the total amount of Common Stock of the Corporation on which options may be granted to persons participating under the Plan.

         In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again by subjected to an option under the Plan.

         6. Terms and Conditions of Options and Rights. Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board of Directors shall, from time to time, approve, which agreements shall in substance include and comply with and be subject to the following terms and conditions:

                  (a) Medium and Time of Payment. The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation. If so provided in the option agreement, the option price may be payable in the form of shares of Common Stock already owned by the Optionee.

                  (b) Number of Shares. The option shall state the total number of shares to which it pertains. No option may be exercised for less than ten (10) shares unless the issue of a lesser number is enough to exhaust the option.

                  (c) Option Price. The option price: (i) shall be not less than one hundred percent (100%) of the fair market value of the shares of Common Stock on the date of the granting of the option and (ii) in the case of incentive stock options granted to a Ten-Percent Shareholder shall not be less than one hundred ten percent (110%) of such fair market value. The fair market value per share of the Common Stock shall be the average of the highest bid price and the lowest asking price on the over-the-counter market as reported in The Wall Street Journal for trading on the date the option is granted. The "date that the option is granted" shall be the date on which the Corporation issues a letter to an Optionee advising him of the awarding of such option; provided, however, that the Optionee shall have no rights under such option until the Optionee shall execute the option agreement described in this section.

                  (d) Expiration of Options. Except for options granted to a Ten-Percent Shareholder, each option granted under the Plan shall expire not more than ten (10) years from the date such option is granted.

                  (e) Vesting; Date of Exercise.The Committee may, in its discretion, provide that an option may be exercised in whole or in part during any period or periods of time specified by the Committee. Except as may be so provided, any option may be exercised in whole at any time, or in part from time to time, during its term.

                  (f) Termination of Employment:

                       (i) In the event an Optionee  ceases to be an employee of
              the Corporation due to death or disability ("Disability"), all of the Optionee's options that were granted at least one (1) year prior to the date of termination of employment shall become fully vested and exercisable and shall remain so for a period of one (1) year from the date of termination of employment, but in no event after their respective expiration dates.

                       (ii) In the event an Optionee ceases to be an employee of
              the Corporation because of retirement upon reaching age 65 or other normal or early retirement agreed to pursuant to the regular retirement plan of the Corporation, all of the Optionee's options that were granted at least one (1) year prior to the date of termination of employment shall become fully vested and shall remain so until their respective termination dates; provided, however, that if the Optionee dies prior to the termination date, the Optionee's options shall become fully exercisable and remain so one (1) year following the death of the Optionee for a period of one (1) year thereafter, but in no event after their respective expiration dates.

                       (iii) In the event an Optionee voluntarily or involuntarily ceases to be an employee of the Corporation for any reason other than death or disability within six (6) months after a Change in Control, all of the Optionee's options shall immediately become fully vested and exercisable and shall remain so for a period of one (1) year from the date of termination of service as a employee, but in no event after their respective expiration dates.

                       (iv) In the event an Optionee ceases to be an employee of
              the Corporation for any other reason, all of the Optionee's options shall be terminated immediately.

         (g)      Adjustments on Changes in Stock.

                       (i) The  aggregate  number of  shares of Common  Stock on
              which options may be granted to persons eligible to participate in the Plan, the aggregate number of shares of such Common Stock on which options may be granted to any one such person, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall, subject to any required action by the shareholders of the Corporation, be proportionately adjusted by the Committee for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from the subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend, or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that no such adjustment shall be made unless and until the aggregate effect of all such increases and decreases accruing after the effective date of the Plan shall have increased or decreased the number of issued shares of Common Stock of the Corporation by five percent (5%) or more; and provided, further, that any fractional share resulting from any such adjustment shall be eliminated. Any such determination by the Committee shall be conclusive for all purposes.

                       (ii) For  purposes  of this  Section  6(g)(ii),  the term
              "option shares" shall mean the number of shares of Common Stock on which an option under the Plan originally was granted, as from time to time adjusted pursuant to Section 6(g)(i). In the event that shares of Common Stock are issued to holders of the Common Stock upon the exercise of any rights distributed or issued to such holders to purchase shares of Common Stock at a price that is less than the then-fair market value of the Common Stock, the number of shares of Common Stock subject to the Plan and to an option and the exercise price of the option shall be adjusted in the following manner:

                                    (A) The  number of  shares  of Common  Stock
                       subject to the option shall be adjusted to equal the number of option shares existing immediately before such rights became exercisable plus the total number of shares of Common Stock that would be issuable upon the exercise in full of all such rights to which the Optionee would be entitled if he or she were the holder of record of the option shares as of the record date for such rights.

                                    (B)  The per  share  exercise  price  of the
                       option shall be adjusted to equal the total exercise price of the option (i.e., number of option shares multiplied by the exercise price) immediately before any such rights became exercisable plus the total exercise price of all such rights to which the Optionee would be entitled if he or she were the holder of record of the option shares as of the record date for such rights, divided by the number of option shares, as adjusted in
                       Section 6(g)(ii)(A).

                                    (C) The  number of  shares  of Common  Stock
                       subject to the Plan shall be adjusted to equal the number of shares subject to the Plan immediately before such rights became exercisable (for purposes of this Section 6(g)(ii), the "Plan shares") plus the product of the Plan shares multiplied by the number of shares of Common Stock issuable upon the exercise of one such right.

                       (iii)   Upon   either  a  merger   of  one  (1)  or  more
              corporations into the Corporation of which the Corporation shall not be the surviving or resulting corporation or after a consolidation of the Corporation and one (1) or more corporations, all options granted hereunder shall immediately and automatically become fully vested and exercisable if they have not already done so. Thereafter, the Optionee, at no additional cost, shall be entitled upon any exercise of options to receive (subject to any required action by shareholders), in lieu of the number of shares as to which the option granted shall then be so exercised, the number and class of shares of stock or other securities or number and class of shares of stock or other securities and cash to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to the consummation of such merger or consolidation, the Optionee had been the holder of record of a number of shares of Common Stock equal to the number of such shares as to which the options granted hereby are then being exercised; provided, however, that any fractional share resulting from any such adjustment shall be eliminated.

                        (iv) Except as hereinbefore expressly provided, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the option.

                       (v) The grant of an option pursuant to the Plan shall not
              affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or to transfer all or any part of its business or assets.

                  (h) Assignability. No option shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of an Optionee, an option shall be exercisable only by the Optionee.

                  (i) Agreements by Optionee. If, at the time of the exercise of any option, it is necessary or desirable that the Optionee exercising the option shall agree that he or she will purchase the shares that are subject to the option for investment and not with any present intention to resell the same, the Optionee will, upon the request of the Corporation, execute and deliver to the Corporation an agreement to such effect.

                  (j) Other Conditions.The option agreements authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

                  (k) Tax Withholding. An Optionee may remit to the Corporation at the time of exercise of an option any taxes required to be withheld by the Corporation under federal, state or local law as a result of the exercise of such option. Alternatively, the Optionee may: (i) direct the Corporation to withhold from the shares to be received upon such exercise the number of shares sufficient to satisfy the applicable tax withholding requirements; or (ii) deliver shares already owned by the Optionee in satisfaction of the tax withholding requirements. In either event, such shares will be valued at the fair market value (as defined in Section 6(c)) of the Common Stock on the date of exercise of the option. If the Optionee does not remit such taxes at the time of exercise of an option, the Optionee will be deemed to have authorized the Corporation to withhold such taxes in accordance with applicable law from any cash compensation payable to him.

         7. Certain Definitions. For purposes of the Plan, the following terms shall have the meanings set forth:

                  (a) "Optionee" shall mean an employee of the Company, or of any Subsidiary of the Company, to whom an option is granted under the Plan.

                  (b) "Disability" shall mean a permanent and total disability as defined by Section 22(e)(3) of the Code.

                  (c) a "Change in Control" shall be deemed to have occurred if any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
         Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities.

         8. Modification of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor.

         9. Amendment of the Plan. The Board of Directors may, from time to time, with respect to any shares reserved under the Plan but not subject to option, revise or amend the Plan in any respect. However, the Board of Directors may not, without shareholder approval: (a) increase the number of shares of Common Stock which may be reserved for issuance under the Plan, except as provided in Section 6(g) hereof; (b) fix the option price at less than the fair market value of the Common Stock on the date the option is granted; or (c) change the provisions relating to the administration of the Plan by a Committee consisting of directors of the Corporation not eligible to receive options.

         10. Termination. The Board of Directors may terminate the Plan at any time, and no option shall be granted thereafter. Such termination shall not affect the validity of any stock option agreement then outstanding.

         11. Employment. Nothing contained in the Plan or in any option agreement confers upon any Optionee any right with respect to the continuance of employment by the Corporation and/or any of its Subsidiaries or interferes, in any way, with the right of the Corporation or any of its Subsidiaries to terminate the Optionee's employment or to change his or her compensation at any time. No employee has a right to be selected as an Optionee in the Plan, or, having been so selected, to be selected again as an Optionee.

         12. No Rights As Shareholder. Subject to the provisions of the applicable option, no Optionee shall have any right as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until the Optionee becomes the holder thereof. An Optionee to whom Common Stock is issued shall be considered the holder of the Common Stock at the time of the delivery of the certificate evidencing such shares, except as otherwise expressly provided herein.

         13. Exchange Act Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision of similar import. To the extent any provision of the Plan or action by the Committee and/or Plan administrators fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee and/or Plan administrators.

         14. Shareholder Approval. The Plan shall be submitted for approval by the shareholders of the Corporation within twelve (12) months from the date the Plan is adopted by the Board of Directors, and the effectiveness of the Plan and the exercisability of any option granted pursuant to the Plan are subject to the receipt of such shareholder approval. In the event of any increase in the number of shares authorized and reserved for issuance under the Plan by the Board of Directors and pending receipt of shareholder approval (if any) of said increase, for purposes of Treasury Proposed Regulation Section 1.422A-2(b)(2), the date of Board approval of the Plan as amended shall be the date of such Board action and options may thenceforth be granted immediately under the Plan as so amended.

     Originally adopted by the Board of Directors on September 9, 1986.

     Originally approved by the Stockholders on September 9, 1986.

     Amended and approved by the Board of Directors on July 12, 1990.

     Amended and approved by the Stockholders on January 31, 1991.

     Amended and approved by the Board of Directors on May 24, 1991.

     Amended and Restated by the Board of Directors on October 19, 1994.

     Amendment and Restatement approved by the Stockholders on January 10, 1995.

     Amended and approved by the Board of Directors on January 10, 1995.

     Amended and approved by the Stockholders on January 10, 1996.

     Amended and approved by the Stockholders on January 14, 1998.

     Amended and approved by the Board of Directors on September 29, 1998.

     Amended and approved by the Stockholders on January 14, 1999.